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                                    EXHIBIT 4

                             JOINT FILING AGREEMENT

         The undersigned each agree that the Statement on Schedule 13D relating to the Common Stock, $.10 par value, of South Texas Drilling & Exploration, Inc. is adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This Agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to the other person signatory hereto, at the principal office thereof. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


                                         T.L.L. TEMPLE FOUNDATION


                                         By:
                                            -----------------------------------
                                         Name:   Arthur Temple, III
                                         Title:  Chairman of the Board of
                                                   Trustees

                                         TEMPLE INTERESTS, LTD.


                                         By:  TEMPLE SOUTHWOOD, INC.
                                              its Managing General Partner


                                              By:
                                                  ------------------------------
                                                  Arthur Temple, III
                                                  President, Secretary and
                                                    Treasurer


                                         ------------------------------------
                                         ARTHUR TEMPLE, III


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
                                         TEMPLE SOUTHWOOD, INC.,


                                         By:
                                             ----------------------------------
                                         Name:    Arthur Temple, III
                                         Title:   President, Secretary and
                                                    Treasurer


                                         ATSP PARTNERSHIP, LTD.,

                                                  By:  ARTHUR TEMPLE, INC.
                                                  its Managing Partner


                                                  By:
                                                     --------------------------
                                                  Name:  Arthur Temple
                                                  Title:    President




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                                   SCHEDULE I
                                  (to Item 2)

                      TRUSTEES OF T.L.L. TEMPLE FOUNDATION
                 AND GENERAL PARTNERS OF TEMPLE INTERESTS, LTD.

         The name, residence or business address, present principal occupation or employment, and citizenship of each trustee of T.L.L., of each officer and director of Southwood, and of each partner of ATSP, Ltd. are as set forth below.

NAME AND POSITION                                    RESIDENCE OR BUSINESS
WITH RESPECT TO T.L.L.                                       ADDRESS                             CITIZENSHIP
---------------------                                ---------------------                       -----------
Arthur Temple                                        109 Temple Blvd., Suite 100                 United States
Trustee (Chairman Emeritus)                          Lufkin, Texas 75901-7321

Arthur Temple, III                                   109 Temple Blvd., Suite 200                 United States
(Trustee Chairman)                                   Lufkin, Texas 75901-7321

Ward Burke                                           109 Temple Blvd., Suite 300                 United States
Trustee                                              Lufkin, Texas 75901-7321

* Phillip Leach                                      109 Temple Blvd., Suite 300                 United States
Trustee (Secretary, and Treasurer)                   Lufkin, Texas 75901-7321

W. Temple Webber, Jr.                                2001 Kirby Drive, Suite 1200                United States
Trustee                                              Houston, Texas 77019

H.J. Shands, III                                     P.O. Box 610                                United States
Trustee                                              Diboll, Texas 75941-0610

NAME AND POSITION                                    RESIDENCE OR BUSINESS
WITH RESPECT TO SOUTHWOOD                                   ADDRESS                               CITIZENSHIP
-------------------------                            ----------------------                       -----------
Arthur Temple, III                                   109 Temple Blvd., Suite 200                  United States
President, Secretary, and Treasurer                  Lufkin, Texas 75901-7321

* Ellen Temple                                       109 Temple Blvd., Suite 200                  United States
Vice President and Director                          Lufkin, Texas 75901-7321




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

NAME AND POSITION                                    RESIDENCE OR BUSINESS
WITH RESPECT TO ARTHUR TEMPLE, INC.                          ADDRESS                              CITIZENSHIP
-----------------------------------                  ----------------------                       -----------
Arthur Temple                                        109 Temple Blvd., Suite 100                  United States
President                                            Lufkin, Texas 75901-7321


         Arthur Temple is retired.

         Ward Burke is retired.

         H.J. Shands, III is President of First Bank & Trust of East Texas at the address set forth above.

         Ellen Temple is engaged primarily in work for charitable and community service organizations.

* The principal occupation of the named person is the position indicated in the table.




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